Exhibit 23.1


                     Consents of PricewaterhouseCoopers LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2000 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders of AT&T Corp., which is incorporated by reference in AT&T Corp's. Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 9, 2000 relating to the consolidated financial statement schedule, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
New York, New York

January 3, 2001

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Form S-8 of our report dated March 17, 2000 relating to the combined financial statements of AT&T Wireless Group, which appears in AT&T Corp.'s Current Report on Form 8-K filed on March 17, 2000.

PricewaterhouseCoopers LLP
New York, New York

January 3, 2001